Exhibit 10.1

Execution Version

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 18th day of September, 2017 by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (f/k/a Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada, “Parent”), The Bank of Nova Scotia, as administrative agent (“Administrative Agent”) and Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, Borrower has requested that Administrative Agent and Lenders enter into this Amendment to amend the Credit Agreement to (i) extend the Revolving Credit Maturity Date, (ii) exclude PELE and its Subsidiaries from the application of certain representations, warranties, covenants and other provisions in the Credit Agreement and (iii) amend certain buyback rights to permit the repurchase of shares to settle stock-based compensation, in each case subject to the terms hereof;

WHEREAS, Administrative Agent, Borrower and Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent, and Lenders hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants, and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended, effective as of the Eighth Amendment Effective Date, as follows:

1.1       Additional Definitions. Section 1.02 of the Credit Agreement shall be amended by inserting the following definitions in appropriate alphabetical order, which shall read in full as follows:

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement, dated as of the Eighth Amendment Effective Date, by and among the Borrower, the Parent and the Lenders.

“Eighth Amendment Effective Date” means September 18, 2017.

“Excluded Subsidiaries” means each of PetroLatina Energy Limited (including the PetroLatina Energy PLC Sucursal Columbia), PetroLatina (CA) Limited, Taghmen Argentina Limited, R.L. Petroleum Corp. (including the R.L. Petroleum Corp. Sucursal Columbia S.A.), North Riding Inc. (including the North Riding Sucursal Columbia), Taghmen Colombia S.L. and Petroleos Del Norte S.A.; provided that (a) any of the foregoing Persons shall cease to be Excluded Subsidiaries on October 1, 2018 (or such later date as may be acceptable to the Administrative Agent in its sole discretion) to the extent such Person has not been dissolved or merged with and into a Credit Party by such date and (b) the date such Excluded Subsidiary (i) acquires or owns material Properties other than (A) Properties it owns as of the Eighth Amendment Effective Date, (B) Properties owned by another Excluded Subsidiary as of the Eighth Amendment Effective Date and transferred to such Excluded Subsidiary by such other Excluded Subsidiary, (C) Equity Interests in, and Debt issued by, other Excluded Subsidiaries and (D) repayments on intercompany debt that was existing on the Eighth Amendment Effective Date and owing to such Excluded Subsidiary (or to another Excluded Subsidiary to whom such debt has been assigned by such Excluded Subsidiary) or (ii) owes Debt to a Person other than a Subsidiary of the Borrower or to another Excluded Subsidiary.

1.2       Amended and Restated Definitions. Section 1.02 of the Credit Agreement is hereby amended to amend and restate the definitions of “NCIB Buyback”, “Revolving Credit Maturity Date” and “Subsidiary”, each in its entirety, with, respectively:

“NCIB Buyback” means the normal course issuer bid made on February 8, 2017, as may be amended from time to time, through the facilities of the Toronto Stock Exchange and the New York Stock Exchange by the Parent whereby the Parent has the ability to repurchase (each such repurchase by the Parent in connection with any NCIB Buyback, a “Repurchase”) for cancellation (provided, that any such Equity Interests that are Repurchased and authorized to be held by the Parent to settle stock-based compensation shall not be required to be cancelled) of up to approximately 5% of the Parent’s aggregate shares of common Equity Interests that are issued and outstanding on January 27, 2017, until February 12, 2018 (such date, the “Bid End Date”).

“Revolving Credit Maturity Date” means October 1, 2018.

“Subsidiary” means any subsidiary of the Parent (including the Borrower); provided that (a) each Colombian Branch shall be deemed to be a Subsidiary for all purposes hereof; and (b) as used herein, the phrase “Subsidiary of the Borrower” shall refer to a subsidiary of the Borrower; provided further that each Excluded Subsidiary shall not be deemed to be a Subsidiary for all purposes of this Agreement other than Sections 7.23, 7.24, 9.18, and 9.19 and the definitions of “Consolidated Net Income”, “Total Debt” and “Interest Expense”.

1.4       Amendment to Section 8.14(a)(iii). Section 8.14(a)(iii) of the Credit Agreement is here hereby amended to insert “(including as a result of such Person becoming a Subsidiary by ceasing to be an Excluded Subsidiary)” immediately after “or Subsidiary” therein.

1.5       Amendment to Sections 8.14(b) and (c). Sections 8.14(b) and (c) of the Credit Agreement are each hereby amended by (a) inserting “(including as a result of such Person becoming a Subsidiary by ceasing to be an Excluded Subsidiary)” immediately after “becomes a Subsidiary Guarantor” therein and (b) inserting “(including as a result of such Person becoming a Subsidiary by ceasing to be an Excluded Subsidiary)” immediately after “becoming a Subsidiary Guarantor” therein.

1.6       Amendment to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended by inserting “(except that any Excluded Subsidiary may merge with or into or consolidate with any Credit Party so long as a Credit Party is the surviving Person)” immediately after “merge into or with or consolidate with any other Person” therein.

1.7       Amendment to Section 11.11. Section 11.11 of the Credit Agreement is hereby amended as follows:

(a)       Section 11.11 of the Credit Agreement is here by amended to add “, Excluded Subsidiary” after “Guarantor” in section (a) thereof.

(b)        Section 11.11 of the Credit Agreement is hereby amended to (i) delete “and” before clause (vi) of section (b) thereof, (ii) replace the period at the end of the first sentence of section (b) with “, and (vii) upon the Eighth Amendment Effective Date to the extent such Lien encumbers the Property of an Excluded Subsidiary or the Equity Interests in such Excluded Subsidiary owned by a Subsidiary of the Borrower.”, and (iii) add a new sentence at the end of such paragraph to read in its entirety as follows:

“Notwithstanding anything in any Loan Document to the contrary, but subject to the effectiveness of the Eighth Amendment Effective Date, each Excluded Subsidiary shall, upon the written request of the Borrower and at the Borrower’s sole expense, be released as a Guarantor and any Lien in favor of the Administrative Agent in the Property of such Excluded Subsidiary or the Equity Interests of such Excluded Subsidiary shall be released and such Property and Equity Interest shall cease to be Collateral; provided that, for the avoidance of doubt, if any such Excluded Subsidiary subsequently ceases to be an Excluded Subsidiary and becomes a Subsidiary, such Excluded Subsidiary may be required to become a Guarantor and such Property may be required to become Collateral pursuant to Section 8.14. The Administrative Agent shall, at the sole cost and expense of the Borrower, execute any termination statements, releases or other documents requested by the Borrower that are necessary or reasonably desirable to evidence and effectuate the releases contemplated by this paragraph. In addition, notwithstanding anything to the contrary in any Loan Document, for so long as any Person is an Excluded Subsidiary, such Excluded Subsidiary shall not be required to comply with any further assurances clauses or covenants relating to the creation or perfection of any Lien on the Equity Interests in or Property of any such Excluded Subsidiary or any covenants in any Loan Documents applicable to any Guarantor or any Property of a Guarantor.”

SECTION 2.       Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Eighth Amendment Effective Date”):

2.1       Counterparts. Administrative Agent shall have received from each Lender and from Parent and Borrower, counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.

2.2       Expenses. Borrower shall have paid to Administrative Agent any and all expenses payable to Administrative Agent (including counsel of Administrative Agent) or Lenders pursuant to or in connection with this Amendment or as required by the Credit Agreement.

2.3       No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

SECTION 3.       Reaffirmation of Loan Documents by Parent. Parent hereby ratifies, confirms and acknowledges that its obligations under the Credit Agreement and each other Loan Document are in full force and effect and that Parent continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment pursuant to the Guaranty Agreement. Parent hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Parent in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.

SECTION 4.      Representations and Warranties of Parent and Borrower. To induce Lenders and Administrative Agent to enter into this Amendment, Parent and Borrower each hereby represents and warrants to Lenders and Administrative Agent as follows:

4.1       Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent or Borrower, as applicable, contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

4.2       Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower of this Amendment are within Parent’s or Borrower’s, as applicable, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of Parent or Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Parent and Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Parent, Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

4.3       Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Parent and Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4       Acknowledgment of No Defenses. Parent and Borrower each acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

4.5       No Material Assets. As of the Eighth Amendment Effective Date, no Excluded Subsidiary (as defined in the Credit Agreement, as amended by this Eighth Amendment) (a) owns material Properties other than Equity Interests in, and Debt issued by, other Excluded Subsidiaries or Subsidiaries of the Borrower (and all such Debt owed to such Excluded Subsidiary will, by October 1, 2018, be transferred to a Credit Party) or (b) owes Debt to a Person other than a Subsidiary of the Borrower or another Excluded Subsidiary.

SECTION 5.       Miscellaneous.

5.1       Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

5.2       Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3       Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

5.4       Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.5       Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.6       Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages Follow]

BORROWER:	GRAN TIERRA ENERGY INTERNATIONAL
HOLDINGS LTD.

	By:	/s/ Adrian Coral
	Name:	Adrian Coral
	Title:	Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/Adam Smith
	Name:	Adam Smith
	Title:	Treasurer

Signature Page – Eighth Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Jabar J. Singh
	Name:	Jabar J. Singh
	Title:	Director, International Banking

	By:	/s/ Enrique Lopez
	Name:	Enrique Lopez
	Title:	Vice-President, International Banking

Signature Page – Eighth Amendment

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender and as Issuing Bank

	By:	/s/ Jabar J. Singh
	Name:	Jabar J. Singh
	Title:	Director, International Banking

	By:	/s/ Enrique Lopez
	Name:	Enrique Lopez
	Title:	Vice-President, International Banking

Signature Page – Eighth Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page – Eighth Amendment

HSBC Bank Canada,
as a Lender

By:	/s/ Duncan Levy
Name:	Duncan Levy
Title:	Director, Global Banking

By:	/s/ Adam Lamb
Name:	Adam Lamb
Title:	Vice-President, Global Banking

Signature Page – Eighth Amendment

Export Development Canada,
as a Lender

By:	/s/ Trystan Glynn-Morris
Name:	Trystan Glynn-Morris
Title:	Senior Associate
Structured and Project Finance

By:	/s/ Frank Kelly
Name:	Frank Kelly
Title:	Director, Extractive Industries
Structured and Project Finance

Signature Page – Eighth Amendment

Natixis, New York Branch,
as a Lender

By:	/s/ Morvan Mallegol
Name:	Morvan Mallegol
Title:	Director

By:	/s/ Carla Gray
Name:	Carla Gray
Title:	Director

Signature Page – Eighth Amendment

Royal Bank of Canada,
as a Lender

By:	/s/ Maria E. Hushovd
Name:	Maria E. Hushovd
Title:	Authorized Signatory

Signature Page – Eighth Amendment